OPKO HEALTH REFINANCES BIO-REFERENCE LABORATORIES CREDIT FACILITY

MIAMI, – November 6, 2015 – OPKO Health, Inc. (NYSE:OPK) today announced that it has successfully closed on a new five-year $175.0 million secured revolving credit facility with JPMorgan Chase. The new facility replaced Bio-Reference Laboratories’ previous $120.0 million secured revolving credit facility.

“We are excited to enter into a partnership with one of the world’s premier banking institutions, JPMorgan Chase,” commented Phillip Frost, MD, Chairman & CEO of OPKO. “The improved terms will provide us with the ability to leverage Bio-Reference’s earnings and balance sheet while lowering our overall cost of capital.”

About OPKO Health, Inc.

OPKO Health, Inc. is a diversified healthcare company that seeks to establish industry-leading positions in large, rapidly growing markets. Our diagnostics business includes Bio-Reference Laboratories, the nation’s third-largest clinical laboratory with a core genetic testing business and a 420-person sales force to drive growth and leverage new products, including the 4Kscore® prostate cancer test and the Claros®1 in-office immunoassay platform. Our pharmaceutical business features Rayaldee™, a treatment for SHPT in stage 3-4 CKD patients with vitamin D insufficiency (March 29, 2016 PDUFA date) and VARUBI™ for chemotherapy-induced nausea and vomiting (oral formulation approved by FDA and pending launch by partner Tesaro, IV formulation in Phase 3). Our biologics business includes hGH-CTP, a once-weekly human growth hormone injection (in Phase 3 and partnered with Pfizer), and a long-acting Factor VIIa drug for hemophilia (entering Phase 2a). We also have production and distribution assets worldwide, multiple strategic investments and an active business development strategy. More information is available at www.opko.com.

About JPMorgan Chase

JPMorgan Chase & Co. (NYSE:JPM) is a leading global financial services firm with assets of $2.5 trillion and operations worldwide. The Firm is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing, and asset management. A component of the Dow Jones Industrial Average, JPMorgan Chase & Co. serves millions of consumers in the United States and many of the world’s most prominent corporate, institutional and government clients under its J.P. Morgan and Chase brands. Information about JPMorgan Chase & Co. is available at www.jpmorganchase.com.

Safe Harbor Statement

This press release includes forward looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risk and uncertainties that could cause actual results to differ materially from those anticipated. Such statements may relate to OPKO’s plans, objectives and expected financial and operating results, including statements regarding expectations of the Company’s earnings and cost of capital. The words “may,” “could,” “would,” “will,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” and similar expressions or variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond OPKO’s ability to control. The risks and uncertainties that may affect forward looking statements include, but are not limited to: currency fluctuations, volatility in the trading price for our common stock and the Notes, global economic and political conditions, marketing demand for OPKO’s products and services, long sales cycles, new product development, assimilating future acquisitions, maintaining relationships with customers and partners, and increased competition. For more details about the risks and uncertainties related to OPKO’s business, refer to OPKO’s filings with the Securities and Exchange Commission. OPKO undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Company
OPKO Health, Inc.
Tara Mackay, 305-575-4100
Investor Relations
or
Media
Rooney & Associates
Terry Rooney, 212-223-0689
trooney@rooneyco.com
or
Marion Janic, 212-223-4017
mjanic@rooneyco.com
or
Investors
LHA
Anne Marie Fields, 212-838-3777
afields@lhai.com
or
Bruce Voss, 310-691-7100
bvoss@lhai.com